Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated February 18, 2005, in the Post-Effective Amendment Number 26 to Registration Statement (Form S-1 No. 33-26844) and related prospectus of American Express Certificate Company for the registration of its American Express Investors Certificate.

We also consent to the incorporation by reference therein of our report dated February 18, 2005 with respect to the financial statement schedules of American Express Certificate Company for the years ended December 31, 2004, 2003, and 2002 included in the Post-Effective Amendment No. 33 to Registration Statement (Form S-1 No. 2-95577) for American Express Flexible Savings Certificate filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
April 22, 2005